Exhibit 24.1

POWER OF ATTORNEY AND SIGNATURES

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature to this registration statement appears below hereby constitutes and appoints Ava Harter, Michael C. McMurray, and Michael H. Thaman and each of them as such person’s true and lawful attorneys-in-fact and agents with full power of substitution for such person and in such person’s name, place and stead, in any and all capacities, to sign and to file with the Securities and Exchange Commission any and all amendments and post-effective amendments to this registration statement, with exhibits thereto and any and all other documents filed in connection with such filings, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or any substitute therefore, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael H. Thaman	Chairman of the Board, President and Chief Executive Officer	April 21, 2016
Michael H. Thaman	(Principal Executive Officer)

/s/ Michael C. McMurray	Senior Vice President and Chief Financial Officer	April 22, 2016
Michael C. McMurray	(Principal Financial Officer)

/s/ Kelly J. Schmidt	Vice President and Controller	April 22, 2016
Kelly J. Schmidt	(Principal Accounting Officer)

/s/ Cesar Conde	Director	April 21, 2016
Cesar Conde

/s/ J. Brian Ferguson	Director	April 21, 2016
J. Brian Ferguson

/s/ Ralph F. Hake	Director	April 21, 2016
Ralph F. Hake

/s/ F. Philip Handy	Director	April 21, 2016
F. Philip Handy

/s/ Ann Iverson	Director	April 21, 2016
Ann Iverson

/s/ Edward F. Lonergan	Director	April 21, 2016
Edward F. Lonergan

/s/ Maryann T. Mannen	Director	April 21, 2016
Maryann T. Mannen

/s/ James J. McMonagle	Director	April 21, 2016
James J. McMonagle

/s/ W. Howard Morris	Director	April 21, 2016
W. Howard Morris

/s/ Suzanne P. Nimocks	Director	April 21, 2016
Suzanne P. Nimocks

/s/ John D. Williams	Director	April 21, 2016
John D. Williams